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                                                                 Exhibit (j)(ii)


                CONSENT OF SWIDLER BERLIN SHEREFF FRIEDMAN, LLP

          We hereby consent to the reference to our firm included in the prospectus and statement of additional information of W.P. Stewart & Co. Growth Fund, Inc. filed as part of Registration Statement No. 33-71142.


                                    /s/ Swidler Berlin Shereff Friedman, LLP
                                    Swidler Berlin Shereff Friedman, LLP

New York, New York
April 28, 2000